Exhibit 5.1
[Shearman & Sterling LLP Letterhead]
December 14, 2009
Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760
Boston Scientific Corporation
Ladies and Gentlemen:
          We have acted as counsel to Boston Scientific Corporation, a Delaware corporation (the “Company”), in connection with (i) the purchase and sale of $850,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2015, $850,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2020 and $300,000,000 aggregate principal amount of the Company’s 7.375% Senior Notes due 2040 (collectively, the “Securities”), pursuant to the Underwriting Agreement—Basic Provisions dated December 10, 2009, as supplemented by the Terms Agreement dated December 10, 2009 (as so supplemented, the “Underwriting Agreement”) among the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc., as representatives of the underwriters named in the Underwriting Agreement and (ii) the Company’s automatic shelf registration statement on Form S-3ASR (such automatic shelf registration statement, including the documents incorporated by reference therein and the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2009.
          The Securities have been issued in three series pursuant to the indenture dated as of June 1, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Trustee”), incorporated by reference as Exhibit No. 4.1 to the Registration Statement (the “Indenture”).
          In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the following documents:
(a)	The Underwriting Agreement.

(b)	The Indenture.

(c)	The forms of the global certificates representing the Securities.

The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the “Opinion Documents”.
     We have also reviewed the following:
     (a) The Registration Statement.
     (b) The base prospectus dated December 10, 2009, forming part of the Registration Statement, with respect to the offering from time to time of the Company’s senior debt securities and subordinated debt securities (the “Base Prospectus”).
     (c) The preliminary prospectus supplement dated December 10, 2009, relating to the Securities (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated or deemed incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”).
     (d) The final prospectus supplement, dated December 10, 2009, relating to the Securities (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated or deemed incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”).
     (e) The pricing term sheet, dated December 10, 2009.
     (f) The officer’s certificate, dated December 14, 2009, setting forth certain terms of the Securities.
     (g) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
In our review of the Opinion Documents and other documents, we have assumed:
(a) The genuineness of all signatures.
(b) The authenticity of the originals of the documents submitted to us.
(c) The conformity to authentic originals of any documents submitted to us as copies.
(d) As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company.

(e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.
(f) That:
(i) The Company is an entity duly organized and validly existing under the laws of the State of Delaware.
(ii) The execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not:
     (A) contravene its certificate of incorporation, bylaws or other organizational documents;
     (B) violate any law, rule or regulation applicable to it; or
     (C) result in any conflict with or breach of any agreement or document binding on it.
(iii) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.
We have not independently established the validity of the foregoing assumptions.
          “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of assumption paragraph (f) above and our opinions in paragraph 1 below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.
          Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

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     1. The Company (a) has the corporate power to execute, deliver and perform each Opinion Document to which it is a party and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.
     2. The Indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     3. When authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for as provided in the Underwriting Agreement, the Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.
     The opinions set forth above are subject to the following qualifications:
     (a) Our opinions in paragraphs 2 and 3 are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).
     (b) Our opinions in paragraphs 2 and 3 are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
     (c) With respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.
     (d) Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.
          This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.
          We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to your Current Report on Form 8-K, dated December 14, 2009 and to the use of our name in the Prospectus under the caption “Legal Matters”. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Shearman & Sterling LLP
DC/IM/TOS/JSG
RE

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